Exhibit 10.1

                  DISTRIBUTOR AGREEMENT: Supplier and Distributor

THIS AGREEMENT is made the 24h day of February 2000

BETWEEN:

            SPECTRUM INTERNATIONAL INC., a company duly Incorporated pursuant to the laws of the State of Delaware in the United States of America, under number 9748501, having its registered and records offices located at #1 Rodney Square, 10th Floor, 10th & Kings Street, Wilmington County of Newcastle, 19801

            (herein the "Supplier")                            OF THE FIRST PART

AND:

            CANAFRA MANAGEMENT & CONSULTING SERVICES, a Corporation duly incorporated pursuant to the laws of Canada, having its registered and records office located at 2100 - 1111 West Georgia Vancouver British Columbia, V7X 1K9

            (herein the "Distributor").                       OF THE SECOND PART

WHEREAS THE PARTIES AGREED as follows:

1. Interpretation

  (1) In this agreement unless the context otherwise requires, the singular shall include the plural and vice versa and the following expressions shall have the following meanings:

      (a) "Approved Dealers" means Entities appointed by the Distributor with the approval of the Supplier pursuant to paragraphs 4(2) and 4(3) hereof

      (b)   "Commencing Date" means the 24~' day of February 2000;

      (c) "Entity" means any person or body of persons whether corporate or unincorporated (including a partnership);

      (d) "Associate Company" means any Entity in which the Supplier owns or controls, whether directly or indirectly, 50% or more of the voting rights whereby control over the direction and management of such Entity is exercised;

      (e) "Official Distributor" means an Entity authorized by the Supplier or an Associate Company to undertake the wholesale or retail distribution or both of Products;

      (f) "Product" or "Products" means tire sealant supplied by a Supplying Company to the Distributor;

      (g)   "Supply" means the fact or action of disposal by way of sale;

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      (h)   "Supplying Company" means the Supplier or an Associate Company;

      (i) "Term" shall be a period of five (5) years from the Commencing Date as referred to in paragraph 13(2):

      (j) "Territory" means the Territory or territories described in Schedule "B" hereto, together with such other territories as may from time to time be included within-the meaning of that expression by agreement in writing between the Supplier and Distributor.

  (2) The headings in this agreement are for convenience only and shall not affect its construction.

2.   Appointment and Grant of Rights

  (1) Subject to the provisions herein and for the duration of the Term this agreement and any extensions thereof.

      (a) the Supplier appoints the Distributor as its Official Distributor for the Territory and the Distributor accepts such appointment;

      (b) the Supplier grants to the Distributor the exclusive right to Supply the Products by direct sales and to Approved Dealers and to other Entities within the Territory.

  (2) The Parties hereto agree that, except with the prior written consent of the Supplier:

      (a) the Distributor will not Supply any of the Products outside the Territory;

      (b) the Distributor may supply the Products to any Entity within the Territory for use outside the Territory.

3.   Exclusivity

  (1) The Supplier agrees and undertakes to procure that for the duration of this agreement neither it nor any Associate Company will appoint another Official Distributor for the Territory.

  (2) The Distributor agrees that for the duration of this agreement

      (a)   it will purchase the Products only from the Supplier; and

      (b) it will not and will ensure that its Approved Dealers will not without the prior written consent of the Supplier:

            (i) Supply or be directly or Indirectly engaged or interested in Supplying any competing items; or

            (ii)    hold any competing items in stock; or

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            (iii)   solicit or be directly engaged or interested in soliciting orders for any competing items.

  (3) The Supplier agrees not to sell or permit any Associate Company to sell the Products to anyone other than the Distributor in the Territory except as follows:

      (a)   to any Entity in the Territory for resale outside the Territory;

      (b) to any Entity is, requiring the Products for use in connection with its operation in the Territory where that Entity is in the opinion of the Supplier, part of a multinational group whose main purchasing office for the Products is outside the Territory.

4.   Distributor Organization

  (1) The Distributor agrees to establish and maintain a level of representation for the Products In the Territory satisfactory to the Supplier and for this purpose to provide without expense to the Supplier or Associate Companies or Supplying Companies such reasonable numbers of persons who have been adequately trained in the marketing of the Products as shall in the Supplier's opinion be adequate for the Territory.

  (2) For the purpose of enabling the Distributor to discharge its obligations under this agreement the Distributor shall be entitled to appoint, by agreements in writing, Approved Dealers within the Territory to ensure full and proper representation throughout the Territory for the supply and servicing of the Products.

  (3) Such appointments by the Distributor of Approved Dealers within the Territory shall be subject to the prior written approval of the Supplier and shall be made on such terms as in the opinion of the Supplier properly protect the goodwill attaching to the Suppliers Product.

5.   Marketing Responsibilities

  (1) The Distributor agrees to promote in every reasonable manner at its own expense the sale of the Products throughout the Territory.

  (2) The Distributor and the supplier will upon each anniversary of the agreement set sales target for the following year based upon the size of the market, past performance satisfactory levels of product representation and reasonable anticipated penetration rates into the market as is being defined above.

  (3) The first years sales target will be set at one 40' container.


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6.   Inspections and Reports

  (1) The Distributor agrees:

      (a) to provide the Supplier with such forms, reports, estimates and other information regarding stocks, sales, future requirements, financial results and other matters relating to the Products as the Supplier may request from time to time.

  (2) The Distributor further agrees to report to the Supplier in writing:

      (a) any actual or anticipated change in its or any of its Approved Dealers' constitution or management or control; and

      (b) any handling of competing items by any of Its Approved Dealers or by any Entity under the same ultimate direction, management or control of the Distributor or any of its Approved Dealers.

7.   Ordering Procedures

  (1) All orders for Products required by the Distributor shall be dispatched by the Distributor to the Supplier or such other Associate Company as the Supplier may from time to time designate for the purpose. All correspondence in connection with such orders is to be conducted with that company.

  (2) Each order addressed to a Supplying Company may be accepted or rejected for reasonable cause by that or any other Supplying Company. No order placed will be deemed accepted until a formal acceptance has been dispatched to the Distributor or the Supplying Company, which is accepting the order. Neither the Supplier nor any Supplying Company is under any obligation to accept all or any orders tendered by the Distributor.

8.   Conditions of Sale and Prices

  (1) Each order placed by the Distributor for the purchase of the Products and accepted by a Supplying Company will (whether or not expressly stated in the order or acceptance) be deemed to have been so accepted upon and subject to the terms and conditions of this agreement as well as the standard terms and conditions of sale (including warranty) of the Supplying Company for purchases by Official Distributors current at the time of acceptance of such order as the same are from time to time notified to the Distributor. As at the Commencing Date the terms and conditions of sale (including warranty) applying to purchases by Official Distributors from Supplying Companies are as set out in the attached Schedule "A".

  (2) Payment by the Distributor or its Approved Dealers shall include all fiscal charges and costs involved in transferring the full amounts due and, unless otherwise agreed, shall be effected by irrevocable letters of credit drawn in terms approved by the Supplying Company prior to the date of shipment and confirmed in the country of residence of that Supplying Company.

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  (3) The Distributor undertakes that it will make all payments to Supplying
      Companies and Associate Companies as and when such payments are due and duly perform all its other legal obligations to such companies.

  (4) Wherever reasonably possible, the Distributor shall sell or dispose of the Products In the Territory at such prices as the Supplier may reasonably suggest from time to time; provided it is hereby agreed that notwithstanding the foregoing, the Distributor is under no obligation to accept such suggested resale price and the Distributor may sell the Products, at any reasonable price it chooses, having regard to its concern to develop and continually increase sales and to make a profit. If the Distributor does not sell or dispose of the Products at the prices suggested by the Supplier, the Distributor will not suffer in any way in its business relations with the Supplier or any other person over whom the Supplier can otherwise influence or control.

9.   Changes In Specification

  (1) The Supplier may make modifications or make improvements to the Products at any time but shall be under no obligation to apply the same to any Products previously purchased by the Distributor.

  (2) The Distributor agrees that, except as approved in writing by the Supplier, it will not and will ensure that its Approved Dealers will not make any modifications to, or in any way vary, the specification of Products supplied to it by Supplying Companies.

10.  Inventions

  (1) The Distributor shall promptly disclose to the Supplier all particulars of any Improvement or further Invention applicable to any of the Products which is made or discovered by the Distributor or any of its employees or which comes to the Distributor's knowledge (whether or not the same be patented or patentable).

  (2) If the Supplier so desires, the Distributor shall use its best efforts to procure that the Supplier or any Associate Company designated by it, is enabled to acquire exclusive rights to the improvement or further invention upon terms to be mutually agreed between the owner thereof and the Supplier.

11.  Relationship Between Parties

  (1) The Distributor agrees that it is not and shall not represent itself to be an agent of the Supplier or any Associate Company or Supplying Company for any purpose and shall not incur assume or create any obligations nor make any promise or representation on behalf of the same, and further agrees to ensure that its Approved Dealers do not incur any such obligations or make any such promises or representations.

  (2) This agreement does not in any way create an employer/employee relationship between the Supplier or any Associate Company or Supplying Company and the Distributor or the Distributors employees or both.

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  (3) The Distributor shall be solely responsible for the discharge of its obligations and liabilities to third parties and shall have no right to indemnity or contribution from the Supplier or any Associate Company or Supplying Company in respect thereof except in so far as expressly provided in the relevant Supplying Company's warranty as from time to time current

12.  Assignment

  (1) Subject to paragraph 15(1) hereof, this agreement shall be binding upon and enure to the benefit of the respective parties hereto, their heirs or legal representatives, successors and permitted assignees, but it is personal to the Distributor who may not assign the whole or any part of it without the Supplier's prior written consent.

  (2) The Supplier shall be entitled without restriction to assign the whole or any part of this agreement to any Associate Company.

13.  Period of Agreement

  (1) This agreement shall be deemed to have come into effect on the Commencing Date.

  (2) Unless sooner terminated under the provisions of paragraph 15 hereof, this agreement shall remain in force for an initial period of five (5) years from the Commencing Date.

  (3) Upon the Distributor giving to the Supplier notice of its intention to do so no later than six (6) months prior to the expiration of the Term, and provided that the Distributor has complied with all of the terms of this Agreement and is in compliance herewith at the expiration of the Term, the Distributor shall have the option to extend the Term of this Agreement for a further period of five (5) years commencing upon the expiration of the Term (the "Option Term") subject to the Supplier and Distributor coming to an agreement prior to the expiration of the Term on the minimum purchase orders and sales objectives to be made and obtained by the Distributor during the period of the Option Term.

14.  Termination

  (1) This agreement shall immediately and automatically terminate without notice or other act

      (a) upon the attempted assignment by the Distributor of this agreement or any of its rights or obligations hereunder without the previous written consent of the Supplier being given other than that accounted for in (12)(2);

      (b) upon the commencement or happening of any occurrence connected with insolvency, bankruptcy, dissolution or liquidation of either party to this agreement;

      (c)   appointment of a receiver or trustee for a party, or

      (d) execution of an assignment for the benefit of creditors by a party, provided that the petition, appointment or assignment is not vacated or nullified within fifteen (15) days of that event.

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      (e)   upon the death of the Distributor if an individual.

  (2) This agreement may be terminated immediately by notice in writing given by one party to the other upon the violation by that other party of any provision of this agreement.

  (3) This agreement may be terminated immediately by notice in writing given to the Distributor by the Supplier:

      (a) in the event of the failure by the ultimate holding company or controlling shareholder of the Distributor to complete a guarantee agreement; or

      (b) In the event of a breach by the ultimate holding company or controlling shareholder of the Distributor of any of its obligations contained in any guarantee agreement; or

      (c) If in the opinion of the Supplier the Distributor has ceased or failed to provide full and proper representation of the Products in the Territory or has failed to discontinue (at the Supplier's request) any line of goods which the Supplier considers might interfere with the proper distribution of the Products in the Territory; or

      (d) If any change occurs in the constitution, management, control or the financial or other circumstances of the Distributor which in the opinion of the Supplier, is materially detrimental to the interests of the Supplier, and in particular, but without limiting the generality of the foregoing if any interest in the Distributor is acquired by any Entity engaged in any business which, in the opinion of the Supplier, is deemed to compete with the business of the Supplier or any Associate Company.

15.  Results of Termination

  (1) Upon the termination of this agreement (howsoever occasioned):

      (a) all unfulfilled orders for the Products from the Distributor (including those accepted by Supplying Companies) shall automatically be canceled; and

      (b) all rights granted by the Supplier or an Associate Company to the Distributor shall immediately be relinquished by the Distributor; and

      (c) the Distributor shall itself and shall ensure that its Approved Dealers discontinue the use of and thereafter refrain from using on signs and in stationary and advertising any Supplier's trade names, designations, and slogans owned or used by the Supplier or Associate Companies and thereafter take no action that would make it appear to the public that the Distributor or any of its Approved Dealers is/ are still servicing or Supplying the Products; and

      (d) the following conditions shall apply regarding any indebtedness of the Distributor to the Supplier or to any Associate Company or Supplying Company:

            (i) where this agreement has been terminated for any of the reasons set out in paragraphs 15(l) and 15(2) and paragraphs 15(3)(a), (b) and (d) all such indebtedness shall become due

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                    and payable as at the effective date of termination of
                    agreement

            (ii) where this agreement has been terminated for any other reason all such indebtedness shall immediately become due and payable in the event of the non-payment on the due date of any sum due by the Distributor to the Supplier or any Associate Company or Supplying Company; and

      (e) the Distributor shall be permitted to complete any transaction that have been agreed to if not completing the transaction the Distributor would be subject to a liability; and

      (f) the Distributor shall deliver to the Supplier or to a successor Official Distributor or other Entity designated by the Supplier, all price lists, bulletins, manuals, catalogues and other literature and publications relating to sales and Product information.

  (2) The termination of this agreement (however occasioned) shall be without prejudice to any rights or obligations which shall have accrued prior to such termination and shall not destroy or diminish the binding force or effect of any of the provisions of this agreement which are expressly or by implication provided to come into force upon or continue in force after such termination.

  (3) Neither party shall be liable to the other for any compensation, loss or damage arising from termination of this agreement.

  (4) During any period of notice served by or on the Distributor pursuant to paragraph 14(2):

      (a) the Supplier or any Associate Company or both may appoint another Official Distributor, accept orders for and sell the Products to anyone other than the Distributor, and take any other action which it deems necessary to ensure the continuity of distribution of the Products in the Territory, and the Distributor shall not be entitled to any compensation or other remuneration in respect of any action taken by the Supplier or Associate Companies in accordance with this paragraph;

      (b) the Distributor may not handle competing items for a period of one year after termination.

16.  Product

  (1) The Product shall be manufactured in Canada by a Supplying Company.

17.  Applicable Law and Arbitration

  (1) This agreement shall be governed and interpreted in accordance with the laws of British Columbia, Canada.

  (2) Any and every dispute or difference between the parties concerning the validity, meaning or effect of this agreement shall be finally settled by a single arbitrator appointed under the Commercial Arbitration Act of

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      British Columbia and the place of arbitration shall be in Vancouver,
      British Columbia.

  (3) Nothing contained in this paragraph 17 shall prevent the Supplier from applying to an appropriate court in any part of the Territory or elsewhere for any injunction or other like remedy to restrain the distributor from committing any breach or any anticipated breach of this agreement and for consequential relief.

18.  General Provisions

  (1) The following general conditions apply to this agreement:

      (a) it shall be invalid until signed by duly authorized signatories of both the parties;

      (b) no erasure of or addition to any portion of this agreement except filling in blank spaces and lines shall be binding upon the parties unless in writing signed by duly authorized officers of both parties;

      (c) no departure from or waiver of the terms of this agreement shall be deemed to authorize any prior or subsequent departure or waiver or require its continuation;

      (d) if any provision of this agreement or the application of such provision shall be hold illegal or unenforceable under any laws of any jurisdiction applicable to the agreement the remainder of the agreement or the application of such provision to other persons or circumstances shall not be affected thereby;

      (e) the copy of this agreement held by the Supplier shall govern in the case of any variation between it and the duplicate held by the Distributor.

  (2) All previous agreements which the Distributor has entered into with the Supplier or any Associate Company pertaining to the Supply or servicing or both of the Products are hereby canceled and entirely superseded by this agreement but without prejudice to any claims for moneys owing by the Distributor thereunder.

  (3) The Distributor hereby waives all rights which It may have under any law which is effective within the Territory or elsewhere and which provides for the payment to the Distributor of any commission or compensation or remuneration to which the Distributor is not expressly entitled under any provision of this agreement.

19.  Severability

  (1) If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, order or other rule of law, that term shall be deemed modified or deleted, but only to the extent necessary to comply with the statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

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20.  No Implied Waiver

  (1) The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this Agreement constitute a waiver or any succeeding breach of a same or any other provision.

21.  Notices

  (1) Any notice required or permitted to be given under this agreement shall be in writing and may be given by any means reasonably calculated to reach the other party, including, without limiting the generality of the foregoing, fax transmission or prepaid mail addressed to such party at its address as herein contained. Such notice if given by fax transmission shall be deemed to have been received on the day following dispatch thereof and notice given as aforesaid by prepaid mail shall be deemed to have been received not later than five (5) days after the mailing thereof as follows:

      To the Supplier:
      Spectrum international Inc.
      #201 - 13018 - 80th Avenue,
      Surrey, B.C. V3W 3B2      Facsimile:(604) 599-0912

      To the Distributor:
      Canafra Management & Consulting Services
      126 - 1628 West 1st Avenue,
      Vancouver, B. C. V6J 1G1      Facsimile (604) 734-7601

  (2) Either party may by notice in writing given as herein provided change its address for notice hereunder and such address as so changed shall be deemed to be the address of such party for the purposes of notice hereunder.

IN WITNESS WHEREOF the parties have set their hands and seals the day, month and year as first written above.

SPECTRUM INTERNATIONAL INC.


/s/ signature
---------------------------------------------------



CANFRA MANAGEMENT & CONSULTING SERVICES


/s/ signature
---------------------------------------------------



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                                          SCHEDULE "A"
                                          ------------


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                                          SCHEDULE "B"
                                          ------------

Pursuant to Section 1 (1)(j) of the agreement "Territory" means the following countries on the Continent of Africa.


Angola                       Botswana                   Burkina Faso
Burundi                      Cameroon                   Central African Republic
Chad                         Democratic Republic        Republic of the Congo
                             of the Congo
Cote d'Ivoire                Djibouti                   Eritrea
Ethiopia                     Gabon                      The Gambia
Ghana                        Guinea                     Guinea - Bissau
Kenya                        Lesotho                    Liberia
Madagascar                   Malawi                     Mali
Martinique                   Mauritania                 Mauritius
Morocco                      Mozambique                 Namibia
Niger                        Nigeria                    Rwanda
Senegal                      Seychelles                 Sierra Leone
South Africa                 Sudan                      Swaziland
Tanzania                     Togo                       Tunisia
Uganda                       Western Sahara             Zambia
Zimbabwe

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